Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core U.S. Aggregate Bond ETF (ISHAGG) iShares Intermediate Credit Bond ETF (ISHICRED) iShares Intermediate Government/Credit Bond ETF (ISHIGOVCR) iShares iBoxx $ Investment Grade Corporate Bond ETF
(ISHINTOP)
BlackRock Balanced Capital Portfolio (FI) (BCS_F)
BlackRock Core Bond Portfolio (BR-CORE)
BlackRock Funds, BlackRock Global Long/Short Credit Fund
(BR-GC)
BlackRock Investment Grade Bond Portfolio (BR-IG)
Strategic Income Opportunities Fund (BR-SIP)
BlackRock Strategic Global Bond Fund, Inc. (BR-WI)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-BF) BlackRock Total Return Portfolio (Ins - Series) (BVA-TR) Metropolitan Series Fund, Inc.- BlackRock Bond Income Portfolio (MET-BI)
Master Total Return Portfolio of Master Bond LLC (MF-BOND) JNL/BlackRock Global Long Short Credit Fund (SMF_CC-GC) Advanced Series Trust - AST BlackRock/Loomis Sayles Bond Portfolio (SMF_PRUTR)


The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
04-20-2016

Security Type:
BND/CORP


Issuer
The Goldman Sachs Group, Inc. (2021)

Selling
Underwriter
Goldman, Sachs & Co.

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
Goldman, Sachs & Co., ABN AMRO Securities
(USA) LLC, ANZ Securities, Inc., BB&T
Capital Markets, a division of BB&T
Securities, LLC, BBVA Securities Inc., BNY
Mellon Capital Markets, LLC, Capital One
Securities, Inc., Credit Agricole
Securities (USA) Inc., Fifth Third
Securities, Inc., ING Financial Markets
LLC, KeyBanc Capital Markets Inc., Lloyds
Securities Inc., Mizuho Securities USA
Inc., Natixis Securities Americas LLC, PNC
Capital Markets LLC, Regions Securities
LLC, Santander Investment Securities Inc.,
Scotia Capital (USA) Inc., SMBC Nikko
Securities America, Inc., Standard
Chartered Bank, SunTrust Robinson
Humphrey, Inc., TD Securities (USA) LLC,
U.S. Bancorp Investments, Inc., Drexel
Hamilton, LLC, Loop Capital Markets, LLC,
Mischler Financial Group, Inc., Telsey
Advisory Group LLC



Transaction Details

Date of Purchase
04-20-2016


Purchase
Price/Share
(per share / %
of par)
$99.935

Total
Commission,
Spread or
Profit
0.350%


1.	Aggregate Principal Amount Purchased
(a+b)
$80,000,000

a.US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$23,354,000

b.Other BlackRock Clients
$56,646,0000

2.	Aggregate Principal Amount of
Offering
$1,500,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

5.333%


Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
[x] U.S. Registered Public Offering[Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering[Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering[Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering[Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Dillip Behera
Date:
04-22-2016

Global Syndicate Team Member




Approved by:
Steven DeLaura
Date:
04-22-2016

Global Syndicate Team Member